UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  December 27, 2006

PRECIS, INC.

(Name of business issuer in its Charter)

OKLAHOMA	001-15667	73-1494382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4929 Royal Lane, Suite 200

Irving, Texas 75063

(Address of principal executive offices)

(866) 578-1665

(Issuer’s telephone number)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of registrant under any of the following provisions (See General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

PRECIS, INC.
Fork 8-K
Current Report

Table of Contents

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Signature

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(e)          Amendments to Stock Option Agreements

On December 27, 2006, certain stock option agreements held by our executive officers and directors were amended to reflect an exercise price of $2.00.   The option agreements affected previously had exercise prices ranging from $2.59 to $7.65.  The Company expects to recognize a total additional compensation expense of $133,000 over the remaining average vesting life of these options of 1.3 years. Approximately $110,000 will be recognized in the fourth quarter of 2006, as a result of repricing currently vested options, and the remaining amount will be recognized in 2007 and 2008.

The option agreements held by executive officers affected by the repricing are as follows:

Individual	Grant Date	Number of Shares	Original Price	Amended Price
Frank B. Apodaca, President and Chief Operating Officer	June 18, 2004	100,000	$2.76	$2.00
Robert L. Bintliff, Chief Financial Officer	September 3, 2004	100,000	$2.99	$2.00
Eliseo Ruiz III, Executive Vice President and General Counsel	March 23, 2004	100,000	$3.88	$2.00

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECIS, INC.

By:	/s/ Frank Apodaca

Frank Apodaca
President

Dated: December 29, 2006